UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2019

Royal Energy Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-52547 (Commission File Number)	11-3480036 (IRS Employer Identification No.)

56 Broad Street, Suite 2

Charleston, South Carolina 29401
(Address of principal executive office) (Zip Code)

(843) 900-7693
(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

As previously reported, on May 3, 2019, Royal Energy Resources, Inc. (“Royal”), Rhino GP LLC (“Rhino GP”), which is 100% owned by Royal, and Rhino Resource Partners LP (the “Partnership”), of which Rhino GP is the general partner, filed a complaint in the Court of Chancery in the State of Delaware against Rhino Resource Partners Holdings LLC (“Holdings”), Weston Energy LLC (“Weston”), Yorktown Partners LLC and certain Yorktown affiliates (collectively, the “Yorktown entities”), as well as Mr. Ronald Phillips, Mr. Bryan H. Lawrence and Mr. Bryan R. Lawrence. Reference is made to the Form 8-K dated May 3, 2019 and filed May 10, 2019 for a more detailed description of the lawsuit.

On September 23, 2019, Royal, Rhino GP, and the Partnership entered into a settlement agreement with Ronald Phillips under which Mr. Phillips will be dismissed with prejudice from the lawsuit in consideration for, among other things, Mr. Phillips’ return for cancellation of up to 500,000 shares of common stock of Royal previously issued to Mr. Phillips, Mr. Phillips’ dismissal of an advancement action filed by him in reference to the lawsuit. In addition, the settlement provided for reimbursement of a portion of the legal fees claimed by Mr. Phillips and no admission of liability by either party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROYAL ENERGY RESOURCES, INC.

Dated: September 25, 2019	By:	/s/ Whitney C. Kegley
Whitney C. Kegley
Vice President, Secretary and General Counsel